FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of November 9, 2001 by and between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender"), and EXABYTE CORPORATION, a Delaware corporation ("Borrower").

     WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of May 16, 2000, as amended by that certain First Amendment to Loan and Security Agreement, dated as of September 29, 2000, that certain Second Amendment to Loan and Security Agreement dated as of February 7, 2001 and that certain Third Amendment to Loan and Security Agreement (the "Third Amendment"), dated as of August 22, 2001 (as so amended, the "Loan Agreement");

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement in the manner provided below in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 22, 2001 (the "Merger Agreement") by and among Borrower, Bronco Acquisition, Inc., a Delaware corporation, and Ecrix Corporation, a Delaware corporation ("Ecrix"), and the lenders and investors who are signatories thereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

     Section 1.01.      Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Loan Agreement, as amended hereby.

ARTICLE II
Amendments

     Section 2.01.      Amendment to Section 9.15 of the Loan Agreement. Effective as of the date hereof, Section 9.15 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               "9.15     Tangible Net Worth. Borrower shall maintain Tangible Net Worth of not less than the amounts set forth below as of the end of the corresponding quarters set forth below, provided, however, that for the purposes of this Section, non-cash write-offs (excluding the write-off of current and long term deferred tax assets) and goodwill taken in accordance with GAAP during the term of this Agreement (as contemplated in Section 12.1(a) hereof) shall be excluded from the calculation of Tangible Net Worth:

Determination Date	Minimum Tangible Net Worth

December 31, 2001	$15,000,000
March 31, 2002	$13,750,000
June 30, 2002	$13,250,000
September 30, 2002	$13,500,000
December 31, 2002	$15,750,000
March 31, 2003	$15,750,000
June 30, 2003	$15,750,000

ARTICLE III
Conditions Precedent

     Section 3.01.      Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Lender:

               (a)      Lender shall have received the following documents, duly executed by the parties thereto:

                     (i)      this Amendment;

                     (ii)      a Company General Certificate dated as of the date of this Amendment, in form and substance satisfactory to Lender, certified by the Secretary of Borrower certifying among other things, (x) that Borrower's Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrower of this Amendment and all such other loan documents to which it is or is to be a party, and (y) the names of the officers of such Borrower authorized to sign this Amendment and each of such other loan documents to which it is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

                (b)      The representations and warranties contained herein, in the Loan Agreement, as amended hereby (including the Third Amendment), and/or in the other documents and agreements relating hereto or thereto (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents") and in the Merger Agreement and the related documents shall be true and correct as of the date hereof as if made on the date hereof;

                (c)      Except as waived hereby, no default shall have occurred under the Loan Agreement or any of the other Loan Documents and be continuing, unless such default has been specifically waived in writing by Lender; and

                (d)      All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Patton Boggs LLP; and

                (e)      Borrower shall deliver to Lender a copy of the executed consents and agreements of Silicon Valley Bank ("SVB") relating to the Merger Agreement and this Amendment.

ARTICLE IV
Ratifications, Covenants, Representations and Warranties

     Section 4.01.      Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.

     Section 4.02.      Representations and Warranties. Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower, (ii) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, (iii) other than as waived by Lender by this Amendment or prior documentation, Borrower is in compliance in all material respects with all covenants and agreements contained in the Loan Agreement, as amended hereby, (iv) Borrower has not amended its Certificate of Incorporation or Bylaws since May 16, 2000 other than in connection with (and giving effect to) the transactions contemplated in the Merger Agreement, and (v) Borrower has met all conditions required to be met in Section 3.01 hereof and in Section 3.02 of the Third Amendment as of the date of this Amendment and as of the Effective Time (as defined in the Merger Agreement).

     Section 4.03     Additional Covenants. Without limiting the provisions of the Loan Agreement, except with respect to the transactions and to the extent described in this section only, the parties covenant agree (for purposes of this Amendment and the Financing Agreements) as follows:

                (a)      Borrower will (on and after the Effective Time) cause Ecrix to meet the requirements of SVB in SVB's consents or agreements with respect to the Merger in effect as of the date hereof, including the understandings set forth in that certain Limited Waiver and Amendment to Loan Documents dated November 2, 2001 between Ecrix and SVB and the related letter agreement dated November 7, 2001.

                (b)      Borrower will cooperate with Lender's effort to cause SVB to enter into an intercreditor or similar agreement with Lender on or before November 22, 2001 in form and substance satisfactory to SVB and Lender providing, among other things required by Lender, that Borrower will not transfer any Equipment or related property owned, leased or otherwise used by Borrower in its business operations to third Persons, including SVB or Ecrix or any Affiliate of either thereof; provided, however, that such restriction shall expire and terminate on completion of the restructuring of the Lender's loan transactions contemplated in Section 4.03(a) above as determined and confirmed in writing by Lender in its reasonable discretion.

                (c)      Borrower will, on or before December 15, 2001 (or such other date as Lender may approve in sole discretion), use its reasonable efforts in good faith to amend and/or restate the Loan Agreement to take into account the transactions contemplated by the Merger Agreement and the potential participation by SVB in the Loan Agreement and/or the payoff of loans by SVB to Ecrix, all consistent with the intent and scope of the Financing Agreements, as Lender shall determine in its reasonable discretion.

                (d)      Borrower will not, and will not permit Ecrix (on or after the Effective Time) to, amend, modify, alter or change the terms of indebtedness to SVB or any agreement, document or instrument related thereto as in effect on the date hereof except for the SVB Documents and the Merger Agreement, or after obtaining the prior written consent of Lender thereto. Borrower shall furnish to Lender all notices, agreements, documents and instruments or demands in connection with SVB either received by Borrower or on or after the Effective Time, by Ecrix or on its or their behalf, promptly after the receipt thereof, or sent by Borrower or on or after the Effective Time by Ecrix or on its or their behalf, concurrently with the sending thereof, as the case may be. This provision shall expire and terminate on completion of the restructuring of the Lender's loan transactions contemplated in Section 4.03(a) above as determined and confirmed in writing by Lender in its reasonable discretion.

ARTICLE VII
Miscellaneous

     Section 5.01.      Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     Section 5.02.      Reference to Loan Agreement. Each of the Financing Agreements, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Financing Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

     Section 5.03.      Expenses of Lender. As provided in the Loan Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Lender's legal counsel, and all reasonable costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including without limitation the reasonable costs and fees of Lender's legal counsel.

     Section 5.04.      Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid or unenforceable provision.

     SECTION 5.05.       APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 5.06.      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

     Section 5.07.      Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 5.08.      Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition of the Loan Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 5.09.      Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     SECTION 5.10.      NO ORAL AGREEMENTS. THE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 5.11     RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrower and Lender to be effective as of the date first above written.
LENDER:	BORROWER:
CONGRESS FINANCIAL CORPORATION (SOUTHWEST)	EXABYTE CORPORATION
By: /s/ Joe T. Curdy	By: /s/ Stephen F. Smith
Name: Joe T. Curdy	Name: Stephen F. Smith
Title:	Title: Vice President, CFO
Address:	Chief Executive Office:
1201 Main Street, Suite 1625	1685 38th Street
Dallas, Texas 75202	Boulder, Colorado 80301